                                                           Registration No. 333-

    As filed with the Securities and Exchange Commission on August 26, 1999


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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                Net2Phone, Inc.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                     22-3559037
 ------------------------           ------------------------------------------
 (State of Incorporation)               (I.R.S. Employer Identification No.)

                                171 Main Street
                         Hackensack, New Jersey 07601
        --------------------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)

 Amended and Restated 1999 Stock Option and Incentive Plan of Net2Phone, Inc.
  ---------------------------------------------------------------------------
                           (Full Title of the Plan)

                               Howard S. Balter
                            Chief Executive Officer
                                Net2Phone, Inc.
                                171 Main Street
                         Hackensack, New Jersey 07601
                                (201) 907-5304
           -------------------------------------------------------
          (Name, Address and Telephone Number, Including Area Code,
                             of Agent for Service)

                                  Copies to:
                             Ira Greenstein, Esq.
                            Morrison & Foerster LLP
                          1290 Avenue of the Americas
                           New York, New York 10104
                                (212) 468-8000

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                          Proposed Maximum      Proposed Maximum       Amount of
Title of Securities               Amount to  be           Offering Price        Aggregate Offering     Registration
to be Registered(1)               Registered(1)           Per Share (2)         Price (2)              Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value                         9,569,782               $26.94                $257,809,927           $71,671
$.01 per
share
=========================================================================================================================

(1) Includes 9,569,782 shares to be registered under the Registrant's Amended and Restated 1999 Stock Option and Incentive Plan, plus such additional indeterminate number of shares of the Common Stock as may be issuable pursuant to certain antidilution adjustment provisions thereof.
(2) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 19, 1999.

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

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Net2Phone, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

     (a) The description of the common stock, par value $.01 per share (the "Common Stock"), of the Company set forth as Item 1 under the caption "Description of Securities" in the Company's Registration Statement on Form 8-A, dated July 20, 1999, filed pursuant to Section 12(g) of the Exchange Act and declared effective by the Commission on July 29, 1999, including any amendment or report filed for the purpose of updating such information.

     (b) The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b) on July 30, 1999.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Certain legal matters with respect to the Common Stock will be passed on by Morrison & Foerster LLP.

Item 6.   Indemnification of Directors and Officers.

     Reference is made to Section 145 of the Delaware General Corporation Law, which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the Delaware General Corporation Law, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Sixth of the Company's certificate of incorporation, as amended and restated, eliminates the personal liability for monetary damages of directors under certain circumstances. The Company's bylaws provide indemnification to our directors and officers to the fullest extent permitted by the Delaware General

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

Corporation Law for, among other things, liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

Item 7.         Exemption from Registration Claimed.

     Not applicable.

Item 8.         Exhibits.

     4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibits 3.3 and 3.4 to the Registration Statement on Form S-1 of the Company (File No. 333-78713)).

     4.2 By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of the Company (File No. 333-78713)).

     *5.1       Legal Opinion of Morrison & Foerster LLP.

     *23.1 Consent of Morrison & Foerster LLP. (included in Exhibit 5.1 hereto).

     *23.2      Consent of Ernst & Young LLP.

     ------------------------------

     * Filed herewith.

Item 9.         Undertakings.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on this 26th day of August, 1999.

                              NET2PHONE, INC.

                              By  /s/ Howard S. Balter
                                  --------------------
                                  Howard S. Balter
                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                               Titles                              Date
         ---------                               ------                              ----

/s/ Clifford M. Sobel                     Chairman of the Board              August 26, 1999
----------------------------
Clifford M. Sobel

/s/ Howard S. Balter              Chief Executive Officer and Director       August 26, 1999
----------------------------          (Principal Executive Officer)
Howard S. Balter

/s/ Ilan M. Slasky                 Chief Financial Officer (Principal        August 26, 1999
----------------------------        Accounting and Financial Officer)
Ilan M. Slasky

/s/ James R. Mellor                             Director                     August 26, 1999
----------------------------
James R. Mellor

/s/ Howard S. Jonas                             Director                     August 26, 1999
----------------------------
Howard S. Jonas

/s/ Gary E. Rieschel                            Director                     August 26, 1999
----------------------------
Gary E. Rieschel

/s/ James A. Courter                            Director                     August 26, 1999
----------------------------
James A. Courter

/s/ Stephen A. Oxman                            Director                     August 26, 1999
----------------------------
Stephen A. Oxman

/s/ Jesse P. King                               Director                     August 26, 1999
----------------------------
Jesse P. King

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